UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2023

Premier Financial Corp.

(Exact name of Registrant as Specified in Its Charter)

Ohio	0-26850	34-1803915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Clinton Street
Defiance, Ohio		43512
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 419 785-8700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	PFC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)	On April 25, 2023, Premier Financial Corp. (“Premier Financial”) held its 2023 Annual Meeting of Shareholders (the “Annual Meeting”).

(b)	(i) The following directors were elected at the Annual Meeting for a three-year term to expire at the 2026 Annual Meeting of Shareholders:

Nominee	For	Withheld	Broker Non-Votes
Lee Burdman	24,378,246	571,872	4,731,519
Jean A. Hubbard	23,166,752	1,783,366	4,731,519
Charles D. Niehaus	23,842,290	1,107,828	4,731,519
Mark A. Robison	24,397,413	552,705	4,731,519
Richard J. Schiraldi	22,024,387	2,825,731	4,731,519

(ii)
Premier Financial’s shareholders approved, in a non-binding advisory vote, Premier Financial’s executive compensation as disclosed in the proxy statement for the Annual Meeting, with final voting results as follows:

For	Against	Abstain	Broker Non-Votes
23,395,767	1,413,342	141,009	4,731,519

(iii)
Premier Financial’s shareholders ratified the appointment of Crowe LLP as Premier Financial’s independent registered public accounting firm for the 2023 fiscal year, with final voting results as follows:

For	Against	Abstain	Broker Non-Votes
29,271,169	231,999	178,469	--

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER FINANCIAL CORP.

Date:	April, 28, 2023	By:	/s/ Paul D. Nungester, Jr.
Paul D. Nungester, Jr. Chief Financial Officer